QuickLinks -- Click here to rapidly navigate through this document
As filed with the Securities and Exchange Commission on March 23, 2004
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SILICON IMAGE, INC.
(Exact name of the Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	77-0396307 (I.R.S. Employer Identification No.)
1060 East Arques Ave. Sunnyvale, California 94086 (Address of principal executive offices, including zip code)
1999 Equity Incentive Plan 1999 Employee Stock Purchase Plan (Full titles of the plans)

David D. Lee
Chief Executive Officer
Silicon Image, Inc.
1060 East Arques Ave.
Sunnyvale, California 94086
(408) 616-4000
(Name, address and telephone number,
including area code, of agent for service)
Copy to: David K. Michaels, Esq. Nicole A. Black, Esq. Fenwick & West LLP Silicon Valley Center 801 California Street Mountain View, California 94041 (650) 988-8500 (Counsel to the Registrant)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock, $0.001 par value

To be issued under the 1999 Equity Incentive Plan	3,618,356(2)	$9.255(3)	$33,487,885	$4,243
To be issued under the 1999 Employee Stock Purchase Plan	723,671(4)	$9.255(5)	$6,697,576	$849

Total	4,342,027		$40,185,461.00	$5,092

(1)
This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1999 Equity Incentive Plan and the 1999 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant's common stock.

(2)
Represents shares automatically reserved for issuance upon the exercise of stock options that may be granted under the 1999 Equity Incentive Plan.

(3)
Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) promulgated under the Securities Act of 1933 and based upon the average of the high and low sales prices of Silicon Image Common Stock reported on the Nasdaq National Market on March 16, 2004.

(4)
Represents shares automatically reserved for issuance upon the exercise of purchase rights that may be granted under the 1999 Employee Stock Purchase Plan.

(5)
Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) promulgated under the Securities Act of 1933 and based upon the average of the high and low sales prices of Silicon Image Common Stock reported on the Nasdaq National Market on March 16, 2004.

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E

        This registration statement on Form S-8 registers 3,618,356 additional shares of common stock automatically reserved for issuance under the Registrant's 1999 Equity Incentive Plan and 723,671 shares automatically reserved for issuance upon the exercise of purchase rights that may be granted under the 1999 Employee Stock Purchase Plan, pursuant to the terms of that plan. This registration statement on Form S-8 hereby incorporates by reference the contents of the Registrant's registration statements on Forms S-8 filed with the Securities and Exchange Commission on January 28, 2003 (Registration No. 333-102771), April 16, 2002 (Registration No. 333- 86324), May 18, 2001 (Registration No. 333-61218), April 27, 2000 (Registration No. 333-35738) and October 6, 1999 (Registration No. 333-88543).

Item 5.    Interests of Named Experts and Counsel.

        Attorneys at Fenwick & West LLP have beneficial ownership of approximately 5,600 shares of the Registrant's Common Stock.

Item 8.    Exhibits.

4.01
Second Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.03 to the Registrant's Registration Statement on Form S-1 (File No. 333-83665), as amended, declared effective by the Securities and Exchange Commission on October 5, 1999 (the "Form S-1").
4.02
Certificate of Amendment of Second Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.04 to the Registrant's Quarterly Report on Form 10-Q filed with the Commission on August 14, 2001).
4.03	Restated Bylaws of the Registrant (incorporated by reference to Exhibit 4.03 to the Registrant's Form S-8 filed with the Commission on January 28, 2003.)
4.04	Form of Specimen Certificate for the Registrant's common stock (incorporated by reference to Exhibit 4.01 to the Form S-1).
4.05	Third Amended and Restated Investors Rights Agreement dated July 29, 1998 among the Registrant and certain stockholders named therein (incorporated by reference to Exhibit 4.04 to the Form S-1).
4.06
1999 Equity Incentive Plan of the Registrant, as amended, and related forms of stock option agreements and stock option exercise agreements (incorporated by reference to Exhibit 10.03 to Registrant's Annual Report on Form 10-K filed with the Commission on March 15, 2004).
4.07	1999 Employee Stock Purchase Plan of the Registrant and related enrollment form, notice of suspension and notice of withdrawal (incorporated by reference to Exhibit 10.04 to the Form S-1).
5.01	Opinion of Fenwick & West LLP.
23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01).
23.02	Consent of Independent Accountants.
24.01	Power of Attorney (see page 3).

2

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant, Silicon Image, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this March 23, 2004.

SILICON IMAGE, INC.
By:	/s/ DAVID D. LEE David D. Lee Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints David D. Lee and Robert B. Gargus, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID D. LEE David D. Lee	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	March 23, 2004
/s/ ROBERT G. GARGUS Robert G. Gargus	Vice President, Finance and Administration and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 23, 2004
/s/ DAVID A. HODGES David A. Hodges	Director	March 23, 2004
/s/ KEITH MCAULIFFE Keith McAuliffe	Director	March 23, 2004
/s/ ANDREW S. RAPPAPORT Andrew S. Rappaport	Director	March 23, 2004
/s/ RONALD V. SCHMIDT Ronald V. Schmidt	Director	March 23, 2004
/s/ DOUGLAS C. SPRENG Douglas C. Spreng	Director	March 23, 2004
/s/ DAVID COURTNEY David Courtney	Director	March 23, 2004

3

Exhibit Index

Exhibit Number	Exhibit Title
4.01	Second Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.03 to the Form S-1).
4.02
Certificate of Amendment of Second Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.04 to the Registrant's Quarterly Report on Form 10-Q filed with the Commission on August 14, 2001).
4.03	Restated Bylaws of the Registrant (incorporated by reference to Exhibit 4.03 to the Registrant's Form S-8 filed with the Commission on January 28, 2003).
4.04	Form of Specimen Certificate for the Registrant's common stock (incorporated by reference to Exhibit 4.01 to the Form S-1).
4.05	Third Amended and Restated Investors Rights Agreement dated July 29, 1998 among the Registrant and certain stockholders named therein (incorporated by reference to Exhibit 4.04 to the Form S-1).
4.06
1999 Equity Incentive Plan of the Registrant, as amended, and related forms of stock option agreements and stock option exercise agreements (incorporated by reference to Exhibit 10.03 to Registrant's Annual Report on Form 10-K filed with the Commission on March 15, 2004).
4.07	1999 Employee Stock Purchase Plan of the Registrant and related enrollment form, notice of suspension and notice of withdrawal (incorporated by reference to Exhibit 10.04 to the Form S-1).
5.01	Opinion of Fenwick & West LLP.
23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01).
23.02	Consent of Independent Accountants.
24.01	Power of Attorney (see page 3).

QuickLinks

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E
  Item 5. Interests of Named Experts and Counsel.
  Item 8. Exhibits.
SIGNATURES
POWER OF ATTORNEY
Exhibit Index